Exhibit 99.2

                             C O N F I D E N T I A L

                              TRANSACTION DOCUMENT
                (All Cash Reverse Triangular Merger Transaction)

                                      ****

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                                MERGER AGREEMENT

                                      AMONG

                           BOK FINANCIAL CORPORATION,

                     BOKF MERGER CORPORATION NUMBER TWELVE,

                           WORTH BANCORPORATION, INC.,

                                       AND

                               WORTH NATIONAL BANK

                                     * * * *

                         Agreement Date of March 9, 2007

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                         Agreement Date of March 9, 2007

                                      INDEX
                                       to
                                MERGER AGREEMENT
                                  Section Page
-------                                                                    ----
1.  Purpose of this Merger Agreement........................................ 1
2.  The Merger...............................................................3
3.  Effect of the Merger.....................................................7
4.  Representations and Warranties of WBI ...................................7
5.  Representations and Warranties of BOKF and Merger Corp..................21
6.  Covenants...............................................................24
7.  Conditions Precedent to Closing by BOKF and Merger Corp.................40
8.  Conditions Precedent to Closing by WBI and Bank ........................42
9.  Closing.................................................................44
10. Exchange Procedures; Paying Agent.......................................46
11. Escrow .................................................................49
12. Break-Up Fee............................................................53
13. Miscellaneous Provisions................................................53

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                                List of Schedules

Schedule 4.3                       Stock Option
Schedule 4.5                       Financial Statements
Schedule 4.6                       Material Liabilities
Schedule 4.7                       Conduct of Business Exceptions
Schedule 4.9                       Material Contracts and Commitments
Schedule 4.10                      Litigation
Schedule 4.14                      Encumbrances
Schedule 4.15                      Employee Contract and Benefit Plans
Schedule 4.22                      Exceptions to Ordinary Course since 12/31/06
Schedule 4.22.2                    Changes in Compensation
Schedule 4.23                      Stock Purchase Notes
Schedule 6.16                      Stay Agreement Recipients
Schedule 6.3.7                     Compensation
Schedule 6.3.7.2                   Bonuses Payable Through Closing
Schedule 6.3.7.4                   Change in Control Payments
Schedule 6.3.7.5                   Payments Prior to Closing
Schedule 7.9                       Key Employees

                                  Exhibit Index

Exhibit 2.11                       Option Termination Agreement
Exhibit 2.12                       Promissory Note Repayment Agreement
Exhibit 6.4                        Voting Agreement
Exhibit 6.16                       Stay Agreement
Exhibit 7.9                        Employment Agreements
Exhibit 11.2                       Escrow Agreement


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                                MERGER AGREEMENT

      This merger  agreement  ("Merger  Agreement" or "Agreement") is made as of
March  9,  2007  (the  "Agreement   Date")  among  the  following  parties  (the
"Parties"):

            (i)   BOK Financial Corporation, an Oklahoma corporation, ("BOKF");

            (ii) BOKF Merger Corporation Number Twelve, an Oklahoma corporation and a wholly-owned subsidiary of BOKF ("Merger Corp");

            (iii) Worth National Bank ("Bank"); and,

            (iv)  Worth Bancorporation, Inc., a Texas corporation ("WBI").

      In consideration of the mutual covenants contained herein, the adequacy of which is hereby expressly acknowledged, and intending to be legally bound hereby, the Parties hereby agree as follows:

1. Purpose of this Merger Agreement. The purpose of this Merger Agreement is as follows:

      1.1. WBI is a bank holding company organized under the laws of Texas with offices in Fort Worth and Grapevine, Texas. WBI is subject to regulation by the Board of Governors of the Federal Reserve System ("FRB"). WBI owns all of --- the issued and outstanding capital stock of Bank (headquartered in Fort Worth, Texas). The issued and outstanding capital stock of WBI consists solely of a single class of one million (1,000,000) shares of common stock of a par value of $1.00 per share of which 833,091 shares are issued and outstanding at the Agreement Date (including shares issued pursuant to the Officer Stock Purchase Plan). The common stock of WBI issued and outstanding as of the Closing is hereafter called the "WBI Common Stock".


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      1.2.  M.J. Kilpatrick  Insurance Agency, a wholly owned subsidiary of Bank
            ("WBI Insurance Agency"), is a Texas corporation located in Fort Worth, Texas with a General Lines Agency license type from the Texas Department of Insurance to sell life, accident, health, HMO, and property and casualty insurance.

      1.3. Bank is a national bank organized in accordance with the laws of the United States of America. The issued and outstanding capital stock of Bank consists solely of a single class of one hundred four thousand nine hundred ninety one (104,991) shares of common stock of a par value of $10.00 per share ("Bank Common Stock").

      1.4. BOKF is a financial holding company organized under the laws of the State of Oklahoma. BOKF is subject to regulation by the FRB. BOKF owns all of the capital stock of Merger Corp. Merger Corp is a bank holding company organized under the laws of the State of Oklahoma. Merger Corp is subject to regulation by the FRB. The issued and outstanding capital stock of Merger Corp consists solely of 1,000 shares of common stock, par value of $1.00 per share, of which 1,000 shares are issued and outstanding.

      1.5. The purpose of this Merger Agreement is to set forth the terms and conditions on which WBI and Merger Corp shall merge. This Merger Agreement shall constitute a plan of merger for corporate law purposes and for federal income tax purposes under Section 368(a)(2)(E) of the Internal Revenue Code.


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2.    The Merger.  On the terms and  conditions  hereafter  stated,  Merger Corp shall be merged into WBI (the "Merger").

      2.1. WBI shall be the surviving corporation ("Surviving Corporation").

      2.2. The Articles of Incorporation of Merger Corp shall be the Articles of Incorporation of the Surviving Corporation until changed as provided by law.

      2.3. The Bylaws of Merger Corp shall be the Bylaws of the Surviving Corporation until changed as provided by law.

      2.4. The officers of Merger Corp shall be the officers of the Surviving Corporation, until changed as provided by law.

      2.5. The directors of Merger Corp shall be the directors of the Surviving Corporation until changed as provided by law.

      2.6. The Merger shall be effective at the Closing (as hereafter provided in Section 9).

      2.7. Each share of issued and outstanding WBI Common Stock shall, subject to dissenters rights pursuant to Article Five of the Texas Business Corporations Act, automatically and without any action on the part of the holder thereof, be cancelled and converted solely into the right to receive the following (the "Merger Consideration"):

            2.7.1. At Closing, an amount of United States Dollars equal to (x) the Cash Consideration (as hereafter defined) less the Escrow Amount (as hereafter defined) less all Option Consideration (as hereinafter defined) divided by (y) the number of shares of


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                    issued and outstanding WBI Common Stock immediately prior to the consummation of the Merger; and,

            2.7.2. Upon termination of the Escrow Account, her, his or its proportionate share of the remaining Escrow Amount, as provided in Section 11 herein.

      2.8. The Cash Consideration shall equal (i) One Hundred Twenty Seven Million One Hundred Twenty Five Thousand Dollars ($127,125,000) less
            (ii) the Transaction Costs (as hereafter defined); provided, however, that in the event the Closing has not occurred on or prior to ninety (90) days after the Agreement Date, the Cash Consideration shall increase by One Million Two Hundred Seventy One Thousand Two Hundred Fifty Dollars ($1,271,250) provided that (i) WBI is not in default of any material obligation of WBI under this Agreement and
            (ii) the action, omission or condition of WBI or Bank is not the cause in fact of the failure of the Closing to occur on or prior to ninety (90) days after the Agreement Date

      2.9. For purposes of this Merger Agreement, "Transaction Costs" means all accounting, brokerage, commission, legal, consulting and other similar costs attributable to, or resulting from, the negotiation, execution, delivery, and consummation of this Agreement incurred by WBI and Bank in excess of One Hundred Fifty Thousand Dollars ($150,000);

      2.10. For purposes of this Merger Agreement, the "Escrow Amount" shall be Two Million Six Hundred Thousand Dollars ($2,600,000) of the Cash


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            Consideration  to be deposited in the escrow account  established in accordance with Section 11 (the "Escrow").

      2.11. WBI, BOKF and Merger Corp agree that each outstanding Stock Option (as defined in Section 4.3.1) that has not already become fully vested and exercisable shall become fully vested and exercisable immediately prior to the consummation of the Merger. Unless exercised prior to the consummation of the Merger, each Stock Option shall terminate immediately prior to the consummation of the Merger, and each holder of such terminated Stock Option shall be entitled to receive from WBI, in lieu of each share of WBI Common Stock that would otherwise have been issuable upon exercise thereof, an amount in cash (the "Option Consideration") equal to the excess, if any, between (i) (A) the Cash Consideration divided by (B) the sum of (1) the total number of issued and outstanding shares of WBI Common Stock immediately prior to the consummation of the Merger and (2) the total number of shares of WBI Common Stock subject to outstanding Stock Options and (ii) the Exercise Price (as defined in
            Section 4.3.2) of such Stock Option. WBI shall collect in cash (and timely pay) all applicable withholding and payroll taxes with respect to such Stock Options and shall comply with all payroll reporting requirements with respect thereto. WBI, BOKF and Merger Corp agree that WBI shall enter into a written agreement, in form attached hereto as Exhibit 2.11, with each holder of an outstanding Stock Option evidencing and acknowledging termination of the Stock Options and cancellation of all unexercised Stock Options held by such option holder as


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            of immediately  prior to the  consummation of the Merger,  providing for payment of all unexercised Stock Options in the manner set forth in this Section 2.11, and releasing WBI and its board of directors, agents, attorneys, stockholders, successors and assigns (including BOKF and Bank of Texas, NA ("BOT"), their respective boards of directors, agents, attorneys and stockholders) from any and all obligations to such holder under any grant agreement regarding Stock Options.

      2.12. WBI, BOKF and Merger Corp agree that WBI shall enter into written agreements, in substantially the form attached hereto as Exhibit 2.12, with all persons who have entered into certain Stock
            Restriction and Repurchase Agreements with WBI ("Stock Plan Participants") and have, at the time of Closing, outstanding promissory notes payable to WBI as a result of the purchase of WBI stock ("Stock Purchase Notes") whereby each Stock Plan Participant agrees that the outstanding principal and accrued but unpaid interest on such Stock Plan Participant's Stock Purchase Note shall deducted from the Closing Payment (as defined in Section 10.3 herein) due to each such Stock Plan Participants prior to delivery of the Closing Payment to the Stock Plan Participant.

      2.13. Notwithstanding the provisions of Section 2.7, all holders of WBI Common Stock electing to dissent to the Merger and perfecting their dissenters rights pursuant to Article Five of the Texas Business Corporations Act shall have only those rights set forth therein.


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      2.14. Each share of common stock of Merger Corp shall,  automatically  and without any action on the part of the holder thereof, be converted into one share of fully paid and non-assessable share of WBI Common Stock.

3. Effect of the Merger. The Merger shall have the following effects:

      3.1. The corporate franchise, existence, rights and liabilities of WBI shall continue unaffected and unimpaired.

      3.2. The corporate franchise, existence, rights and liabilities of Merger Corp shall be merged into WBI and the separate existence of Merger Corp shall cease.

      3.3. WBI shall have and be vested with all of the rights, powers, assets, property, liabilities and obligations of Merger Corp.

4. Representations and Warranties of WBI. WBI hereby represents and warrants to BOKF that, now and at the time of Closing:

      4.1. Incorporation and Corporate Power. WBI is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas. Bank is a bank duly organized, validly existing and in good standing under the laws of the United States. Each of WBI and Bank has all the corporate power and authority necessary and required to own its properties and to conduct its business as such business is now being conducted. Each of WBI and Bank (A) is in material compliance with all applicable provisions of all applicable federal, state and local statutes, laws, regulations, ordinances and other requirements of any governmental authorities (including, but not limited to, whether similar or dissimilar, the Bank Holding Company Act of 1956, the Texas Business Organization Code, Title 12 of the Code of Federal


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            Regulations  (the  "Federal  Banking  Code")  and the  filing of all administrative reports and the payment of all material fees) in effect as of the date of this Merger Agreement, and (B) shall be in material compliance therewith at the time of Closing. Kilpatrick
            Insurance   Agency  is  duly  organized  and  validly  existing  and
            operating in accordance with all material requirements of law.

      4.2. Capital.

            4.2.1. The WBI Common Stock will, at Closing,  consist only of eight hundred thirty three thousand ninety one (833,091)shares plus such shares as shall be duly issued upon the exercise of the Stock Options.

            4.2.2. WBI owns all of the issued and outstanding Bank Common Stock.
                   The Bank Common Stockis and at the Closing will be allof the issued and outstanding capital stock of Bank.

      4.3. Capitalization of WBI and Bank. The WBI Common Stock and Bank Common Stock are validly issued and outstanding, fully paid and non-assessable except as provided by 12 USC ss. 55 with respect to Bank Common Stock.

            4.3.1. Except as set forth in Schedule  4.3 (the  "Stock  Options"), there are no outstanding subscriptions, conversion privileges, calls, warrants, options or agreements obligating WBI and/or Bank to issue, sell or dispose of, or to purchase, redeem or otherwise acquire any shares of their capital stock


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                   (collectively, "options and rights"). At the Closing, there will be no outstanding options or rights.

            4.3.2. Schedule  4.3 sets  forth a list of all  Stock  Options,  the number of shares of WBI Common Stock that may be acquired upon the exercise of the Stock Options, and the exercise price of such Stock Options (the "Exercise Price"). The Stock Options consist of the right to acquire no more than seventy five thousand six hundred (75,600) shares of WBI Common Stock.

            4.3.3. None of the WBI Common  Stock and Bank Common  Stock has been issued or disposed of, or will as of the Closing have been issued or disposed of, in violation of any preemptive rights of any shareholder nor in violation of any agreement to which WBI or Bank was or is a party. WBI and Bank have no subsidiaries and do not own, nor have the right or obligation to acquire, any equity securities of any corporation, limited liability company, partnership or other legal entity except
                  (i) Bank is a subsidiary of WBI and (ii) Kilpatrick Insurance Agency is a subsidiary of Bank.

      4.4. Non-Violation of Other Agreements. The execution and delivery of this Merger Agreement, and the compliance with its terms and provisions by WBI and Bank (including the execution and delivery of any document required to be executed by WBI or Bank) will not breach any material agreement, lease,


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                  or obligation, whether similar or dissimilar, by which WBI,
                  Bank, or the Trust is bound.

      4.5. Financial Statements. Except as set forth on Schedule 4.5, WBI has delivered to BOKF, or will have delivered to BOKF prior to the Closing as soon as future financial statements are available, copies of the following ("Financial Statements"):

            4.5.1. Consolidated  Financial  Statements  (Audited)  for  WBI  and
                   Subsidiaries, December 31, 2004, 2005 and 2006;

            4.5.2. Reports of  Condition  and  Income as filed with the  Federal
                   Deposit Insurance Corporation (the "Call Reports"), December 31, 2004, 2005, and 2006;

            4.5.3. Financial Statements (Unaudited) for WBI and Subsidiaries, as
                   of March 31, 2007 and the most recent monthly financial statements available as of the Closing; and,

            4.5.4. Reports of  Condition  and Income as filed with the Office of the Comptroller of the Currency, as of March 31, 2007, and the most recent monthly financial statements as are available as of the Closing.

            The Financial Statements described in Sections 4.5.1 and 4.5.2, (a) have been prepared or will have been prepared in accordance with generally accepted accounting principles ("GAAP"), consistently applied, unless otherwise provided by the Federal Deposit Insurance Corporation Instructions to the Call Reports which


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            instructions  represent regulatory accounting principals ("RAP"), in which instance such information is presented in conformity with RAP, applied on a consistent basis throughout each period and with prior periods (subject to the fact that such statements do not contain all of the footnote disclosures required by GAAP) and (b) fairly reflect the financial condition and results of operations for the indicated
            periods  (except  as  otherwise   noted   therein).   The  Financial
            Statements described in Sections 4.5.3 and 4.5.4, (a) have been prepared or will have been prepared in accordance with GAAP, consistently applied, unless otherwise provided by RAP, in which instance such information is presented in conformity with RAP, applied on a consistent basis, through out the period and with prior periods and (b) fairly reflect the financial condition and results of operations for the indicated periods, subject to normal year-end adjustments and omission of footnotes.

      4.6. Material Liabilities. Neither WBI nor Bank has any liabilities (including, but not limited to, whether similar or dissimilar, liabilities or obligations for taxes, whether due or to become due) in excess of $25,000 except:

            4.6.1. Those fully  reflected  or  reserved  against,  or  otherwise disclosed, in the Financial Statements;

            4.6.2. Those  incurred with due care since  December 31, 2006 in the normal course of business consistent with past practices;

            4.6.3. Those under the BOKF Employment Agreements; and,

            4.6.4. Those specifically  disclosed in the Schedules to this Merger
                   Agreement.


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      4.7.  Conduct  of  Business  Prior  to  Closing.  Except  as set  forth in
            Schedule 4.7, since December 31, 2006, (A) each of WBI and Bank has carried on its business only in the ordinary and normal course consistent with past practices, and (B) has not:

            4.7.1. Incurred   any   material    liabilities,    commitments   or
                   obligations, contingent or otherwise, or dispose of any of its assets, except in the ordinary course of its business consistent with past practices and for the purpose of carrying on the business as a going concern (for the purpose of this Section 4.7.1, material means $25,000 or more);

            4.7.2. Incurred any bank or other  institutional debt, or enter into any agreement for the borrowing of money, except borrowing of federal funds or borrowing from the Federal Home Loan Bank by Bank consistent with past practices;

            4.7.3. Suffered  any  material   adverse  change  in  the  financial
                   condition, assets, liabilities, business or property of WBI and Bank taken as a whole; and/or

            4.7.4. Made any material  change in the manner in which  business is conducted (including, without limitation, branch closings, and any material change in products offered to customers).

            4.7.5. From the date of this  Agreement to the date of Closing,  WBI and Bank will not voluntarily take any of the actions described in the foregoing provisions of this Section 4.7.


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      4.8. Tax Returns/Reports.

            4.8.1. Each of WBI and Bank  has  duly  filed  all tax  reports  and returns required to be filed by it and has duly paid all taxes and other charges claimed to be due from it by federal, state and local taxing authorities.

            4.8.2. No waivers of the statute of limitation have been issued with respect to unaudited years.

            4.8.3. WBI and Bank  have no  knowledge  of any  facts  which  could reasonably be expected to result in a material deficiency with respect to unaudited tax returns which would result in a material adverse effect on WBI and Bank taken as a whole.

      4.9. Contracts and Commitments.

            4.9.1. A list of all  contracts and  commitments,  other than credit and lending, deposit or borrowing transactions entered into in the ordinary course of business by WBI or Bank which are material to the business, operations or financial condition of WBI or Bank as of this date, is set forth on Schedule 4.9. For the purpose of Schedule 4.9 only, materiality shall mean those contracts and commitments (including a series of related contracts or commitments) for which payment or other consideration to be furnished by any party is more than $25,000 a year or $100,000 over the remaining life of the contract.


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            4.9.2. Except as set forth on Schedule 4.9, each of WBI and Bank has in all material respects performed and is performing all contractual and other obligations required to be performed by them.

      4.10. Litigation. Except as set forth in Schedule 4.10, there is not pending, or, to the knowledge of WBI and Bank threatened, any claim, litigation, proceeding, order of any court or governmental agency, or governmental investigation or inquiry to which WBI or Bank is a party or which involves their business operations, any of their property or any property leased by them which, individually or in the aggregate:

            4.10.1. May reasonably  result in any material adverse change in the
                    financial  condition,   business,,   assets,  properties  or
                    operations of WBI and Bank taken as a whole; or,

            4.10.2. May reasonably  involve the expenditure of more than a total of $25,000 in legal fees or costs;

      4.11. Brokerage Fees. Neither WBI nor Bank has incurred or will incur, directly or indirectly, any liability for brokerage, finder's, financial advisor's or agent's fees or commissions by virtue of any commitment made by any of them in connection with this Merger Agreement or any transaction contemplated hereby other than payment to SAMCO Capital Markets, Inc. for an opinion as to the fairness, from a financial point of view, of the Merger Consideration to shareholders of WBI, fees for which shall be deducted from the Merger


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

            Consideration only to the extent the fees for such opinion, in addition to any other Transaction Costs, exceeds $150,000.

      4.12. Required Corporate Action. The execution, delivery and consummation of this Merger Agreement has been duly and validly authorized by the board of directors of WBI and will at the time of Closing have been duly and validly authorized by the board of directors of Bank and, subject to consummation of the Closing, the shareholders of WBI and Bank in accordance with the requirements of federal banking law, the Texas Business Corporations Act, and all other applicable law.

      4.13. Authorized Execution. This Merger Agreement has been duly executed and delivered by duly authorized officers of WBI and Bank. This Merger Agreement constitutes the legal, valid and binding agreement and obligation of WBI and Bank, enforceable against each of them in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, moratorium, receivership, and other similar laws affecting the rights of creditors generally.

      4.14. Title to Assets; Encumbrances. WBI and Bank have good and valid title (with respect to real estate, good and valid title shall mean such title as may be insured on standard title insurance forms with no exceptions materially and adversely affecting the value or use of the fee real estate) to their assets, and in each case subject to no mortgage, pledge, lien, security interest, conditional sale agreement, or other encumbrance of any nature whether similar or dissimilar, except:


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            4.14.1. Such   encumbrances   which  are  purchase   money  security
                    interests entered into in the ordinary course of business consistent with past practice reflected on their books and records;

            4.14.2. Lessor's  interests  in leased  tangible  real and  personal property reflected on its books and records;

            4.14.3. Such  encumbrances for taxes and assessments not yet due and payable;

            4.14.4. Encumbrances as do not materially  detract from the value or interfere with the use or operation of the asset subject thereto;

            4.14.5. Repossessed  and foreclosed  assets acquired in satisfaction of debt previously contracted; and

            4.14.6. As set forth on Schedule 4.14.6 hereto.

      4.15. Employees. Except as set forth on Schedule 4.15 or as otherwise provided for this Agreement, none of the employees of WBI and Bank is employed under any employment contract (oral or written) or is the beneficiary of any compensation plan (oral or written) or is entitled to any payment from WBI and Bank by reason of this Merger Agreement or the Merger and there are no employment contracts, management contracts, consulting agreements, union contracts, labor agreements, pension plans, profit sharing plans or employee benefit plans to which WBI or Bank are a party or by which either of them is bound.

      4.16. Environmental Laws. The existence, use and operation of the assets of WBI and Bank are in material compliance with all applicable statutes, rules and regulations including, without limiting the generality of the foregoing, all environmental and zoning laws and the Americans With Disabilities Act.

      4.17. Loan Portfolio. Except as to any breach that would not have a material adverse effect on the financial position of Bank, (A) all loans and discounts shown on the Financial Statements were and will be made in all material respects for good, valuable and adequate consideration in the ordinary course of Bank's business, in accordance in all material respects with sound banking practices, and are not subject to any material known defenses, setoffs or counterclaims, including without limitation any such as are afforded by usury or truth in lending laws, except as may be provided by bankruptcy, insolvency or similar laws or by general principles of equity; (B) the notes or other evidences of indebtedness evidencing such loans and all forms of pledges, mortgages and other collateral documents and security agreements are and will be, in all material respects, enforceable, valid, true and genuine and what they purport to be; and (C) Bank has complied and will prior to the Closing Date comply with all laws and regulations relating to such loans, or to the extent there has not been such compliance, such failure to comply will not materially interfere with the collection of any such loan; provided, however, that neither WBI nor the Bank makes any representation or warranty with respect to the ability of the obligor under any note or other evidence of indebtedness to discharge its payment of obligations thereunder.

      4.18. Zoning and Related Laws. All real property owned or leased by WBI or Bank and the use thereof complies with all applicable laws, ordinances, regulations, orders or requirements, including without limitation, building, zoning and other laws, except as to any violations which would not have a material adverse affect on the financial condition of WBI and Bank taken as a whole.

      4.19. Compliance with Law. Bank and WBI have all licenses, franchises, permits and other governmental authorizations that are legally required to enable them to conduct their business as they are currently doing so in all material respects and are in compliance with all applicable laws and regulations except to the extent that the failure to so comply could not have a material adverse effect on Bank or WBI. Without limiting the generality of the foregoing, WBI and Bank have at all times maintained their employee benefit plans in compliance with the Internal Revenue Code and the Employee Retirement Income Security Act and all applicable rules and regulations promulgated pursuant thereto. All data and reports respecting WBI and Bank employee benefit plans provided to BOKF are complete and correct in all material respects.

      4.20. Agreements with Regulatory Agencies. Neither Bank nor WBI is subject to any cease-and-desist or other order issued by, or a party to any written agreement or memorandum of understanding with or is a party to any commitment letter or similar undertaking to, or is subject to any order or directive, or is a recipient of any extraordinary supervisory letter from, or has adopted any board resolutions at the request of (each a "Regulatory Agreement") any regulatory agency that materially restricts the conduct of its business or that in any manner relates to its capital adequacy, its credit policies, its management or its business, nor has Bank or WBI been advised by any regulatory agency that it is considering issuing or requesting any Regulatory Agreement.

      4.21. Parachute Payments and 409(A) Issuances. No payment to be made in connection with this Merger Agreement and/or the Merger will be a non-deductible excess parachute payment within the meaning of
            Section 280G of the Internal Revenue Code ("Section 280G"). WBI did not issue any options or stock in contemplation of the Merger which may be combined with other change in control payments to create non-deductible excess parachute payments under Section 280G. WBI has not issued discounted stock options (i.e. options granted at an exercise price which is less than the fair market value of the stock at the date of grant) in violation of Internal Revenue Code Section 409(A) and the rules and regulations promulgated thereunder.

      4.22. Actions From and After  December  31,  2006.  Except as set forth on
            Schedule 4.22, WBI and Bank have not taken any action from and after December 31, 2006 until the date of this Agreement that is prohibited to be taken from and after the date of this Agreement by the provisions of Section 6.3. Without limiting the generality of the foregoing:

            4.22.1. WBI has paid no dividends;

            4.22.2. From and  after  December  31,  2006,  except  as  otherwise disclosed in the Schedules to this Agreement, WBI has made no changes in the compensation of any employees other than non-material cost of living and merit adjustments consistent with past practices or as otherwise provided on Schedule 4.22.2.

      4.23. Stock Purchase Notes. Other than as provided on Schedule 4.23, there are no outstanding notes, loans or other forms of indebtedness related to the purchase of WBI common stock from WBI.

      4.24. Survival and Independence of Representations and Warranties. The representations and warranties of WBI and Bank made in this Merger Agreement shall survive the Closing notwithstanding any investigation or knowledge of BOKF or Merger Corp; provided BOKF shall give notice to the Agent (as herein after defined) of any claim of a breach of any such representations and warranties on or before the eighteen month anniversary of the Closing Date (the "Claim Notice Deadline"). Absent actual fraud, claims not asserted by BOKF prior to the Claim Notice Deadline shall be deemed barred. Each of the representations and warranties of WBI and Bank set forth in this Merger Agreement is a separate and independent representation and warranty, shall be cumulative of and in addition to all other warranties and representations, and shall not limit or be interpreted to be in derogation of any other representation or warranty made herein. Any disclosure made on any Schedule hereto shall be applicable to the entire Agreement and not just one representation or warranty.

      4.25. Knowledge. As used herein and only from the Agreement Date until the Closing, the knowledge of WBI and/or the Bank shall mean the actual knowledge which any one or more of the Chief Executive Officer, Chief Credit Officer, Chief Human Relations Officer or any member of the Board of Directors of WBI or the Bank have. At, and subsequent to the time of, Closing, as used herein, the knowledge of WBI and/or the Bank shall mean the knowledge which any one or more of the Chief Executive Officer, Chief Operating Officer, Chief Credit Officer, Chief Human Relations Officer or any member of the Board of Directors of WBI or the Bank have or, in the reasonable exercise of their respective duties and responsibilities, should have knowledge.

5. Representations and Warranties of BOKF and Merger Corp. BOKF and Merger Corp represent and warrant, jointly and severally, to WBI that:

      5.1. Incorporation and Corporate Power. BOKF and Merger Corp are corporations duly organized, validly existing and in good standing under the laws of their respective states of organization. BOKF and Merger Corp have all the corporate power and authority necessary and required to consummate the transactions contemplated by this Merger Agreement.

      5.2. Non-Violation of Other Agreements. The execution and delivery of this Merger Agreement, and compliance with its terms and provisions by BOKF and Merger Corp and the execution of any document required to be executed by BOKF or Merger Corp, will not:

            5.2.1. Violate,  conflict  with or  result  in the  breach  of their respective certificates of incorporation or bylaws or any of the terms, conditions or provisions of any agreement or instrument to which BOKF or Merger Corp is a party, or by which BOKF or Merger Corp is bound;

            5.2.2. Result in the  creation or  imposition  of any lien,  charge, encumbrance or restriction of any nature whatever upon any of the property, contracts or business of BOKF and Merger Corp; or,

            5.2.3. Require the consent of any party to a contract  with BOKF and
                   Merger Corp in order to keep the contract enforceable.

      5.3. Required Corporate Action. The execution, delivery and consummation of this Merger Agreement by BOKF and Merger Corp has been duly and validly authorized by the boards of directors of BOKF and Merger Corp and, as of the Closing, will have been approved by the shareholder of Merger Corp. The approval of the shareholders of BOKF is not required. This Merger Agreement has been duly executed and delivered by duly authorized officers of BOKF and Merger Corp. This Merger Agreement constitutes a legal, valid and binding agreement and obligation of BOKF and Merger Corp enforceable against BOKF and Merger Corp in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, moratorium, receivership, and other similar laws affecting the rights of creditors generally.

      5.4. Brokerage Fees. Neither BOKF nor Merger Corp has incurred or will incur, directly or indirectly, any liability for brokerage, finder's, financial advisor's or agent's fees or commissions by virtue of any commitment made by BOKF or Merger Corp in connection with this Merger Agreement or any transaction contemplated hereby. Neither BOKF nor Merger Corp has any knowledge that any party has asserted any claim of such nature against BOKF or Merger Corp.

      5.5. Compliance with Laws and Regulations. Neither BOKF nor Merger Corp are aware of any violation of any laws, rules or regulations applicable to them (or their subsidiaries), specifically including but not limited to the Bank Secrecy Act, the Money Laundering Control Act of 1966 and the Money Laundering Suppression Act of 1994 and the regulations promulgated there under, which BOKF or Merger Corp reasonably believe would prevent or delay approval of the Merger by the Office of the Comptroller of the Currency, the Board of Governors of the Federal Reserve Systems or any other federal or state agency for which approval of the Merger is required.

      5.6. Survival and Independence of Representations and Warranties The representations and warranties of BOKF and Merger Corp made in this Merger Agreement shall not survive the Closing hereof; provided, however, the indemnification obligations of Section 5.7 hereof shall survive the Closing indefinitely. Each of the representations and warranties of BOKF and Merger Corp set forth in this Merger Agreement is a separate and independent representation and warranty, shall be cumulative of and in addition to all other warranties and representations; and shall not be interpreted to be in derogation of any other representation or warranty or limit any other representation or warranty made herein.

6. Covenants.

      6.1. Full Access. In order that BOKF shall have the full opportunity to make such investigations as it shall reasonably desire concerning WBI and Bank and their business affairs, WBI and Bank shall:

            6.1.1. Give BOKF,  its  employees,  counsel,  accountants  and other authorized representatives, as necessary to conduct the investigation, full access, upon reasonable notice to WBI and at reasonable times without unduly interfering with the conduct of business by WBI and Bank throughout the period up to the Closing, to all of the facilities, properties, books, contracts and records of WBI and Bank.

            6.1.2. Authorize  its  accountants  to give BOKF full  access to the accountants' records, including work papers; and,

            6.1.3. Furnish to BOKF  throughout  the period up to the Closing all additional financial, operating and other information concerning WBI and Bank and their business affairs, as BOKF may reasonably request.

                  All information provided pursuant to this Section 6.1 shall be subject to the provisions of Section 6.6.

      6.2. Conduct of Business Prior to the Closing Date. From this date until the Closing Date, each of WBI and Bank shall, except as may be first approved in writing by BOKF (such approval not to be unreasonably withheld, delayed or denied) or as is otherwise permitted or contemplated in this Merger Agreement:

            6.2.1. Maintain their corporate existence in good standing;

            6.2.2. Maintain the general  character of their business and conduct their business in their ordinary and usual manner consistent with past practices;

            6.2.3. Maintain proper business and accounting  records generally in accordance with past practices;

            6.2.4. Maintain their properties (except  repossessed and foreclosed assets acquired in satisfaction of debts previously contracted) in normal repair and condition, normal wear and tear and damage due to fire or other unavoidable casualty excepted;

            6.2.5. Preserve  their  business  organizations  intact,  use  their reasonable efforts to maintain satisfactory relationships with suppliers, customers and others having business relations with them whose relationships they believe are desirable to maintain, and use their reasonable efforts to procure the willingness of all of the personnel employed by them immediately prior to the execution of this Merger Agreement who are material to the success of their business to continue in their employ on substantially the same terms and conditions as those on which such personnel were employed immediately prior to the execution of this Merger Agreement except as otherwise agreed upon by the parties;

            6.2.6. Maintain  in full force and effect  insurance  comparable  in amount and in scope of coverage to that now maintained by them on the date hereof;

            6.2.7. Except  as  otherwise  disclosed  in this  Merger  Agreement, perform all of their obligations under all material contracts, leases and agreements relating to or affecting their assets, properties and businesses; and,

            6.2.8. Comply  in  all  material   respects  with  and  perform  all
                   obligations and duties imposed upon them by federal, state and local laws, and all rules, regulations and orders imposed by federal, state or local governmental authorities, except as may be contested by them in good faith by appropriate proceedings.

      6.3. WBI and Bank Prohibited Actions Prior to the Closing Date. From this date until the Closing Date, WBI and Bank shall not, except as otherwise permitted by this Merger Agreement or as requested or approved by BOKF in writing (which approval shall not be unreasonably withheld, delayed or denied and shall be deemed given two (2) business days after WBI provides BOKF a written approval request, such request to provide reasonably sufficient information to evaluate the request):

            6.3.1. Incur  any  indebtedness  for  borrowed  money or  incur  any noncurrent indebtedness for the purchase price of any fixed or capital asset, or make any extension of credit or any loans to, guarantee the obligations of, or make any additional investments in, any other person, corporation or joint venture (whether an existing customer or a new customer) except:

                  6.3.1.1. Extensions of credit,  loans and  guarantees (i) less than one million dollars ($1,000,000) per transaction or (ii) less than two million dollars ($2,000,000) with existing WBI customers having existing credit of one million dollars ($1,000,000) or more made by Bank in the usual and ordinary course of its banking business, consistent with prior practices and policies;

                  6.3.1.2. Legal  investments  by Bank in the usual and ordinary course of its banking business consistent with prior practices and policies; and

                  6.3.1.3. Borrowings  from the  Federal  Home  Loan  Bank,  the
                           Federal Reserve Bank, deposit liabilities, and federal funds transactions by Bank in the ordinary course of business consistent with past practices.

            6.3.2. Make any (a)  material  change,  except in the  ordinary  and usual course of business, in their assets (including, but not limited to, any change in the composition of such assets so as to materially alter the proportion of cash) or liabilities, (b) material commitment for any capital expenditures, excluding expenditures for repairs in the ordinary and usual course of business, or (c) sale or other disposition of any material capital asset other than for fair value in the ordinary course of business;

            6.3.3. Make  any  change  in  their  Articles  of  Incorporation  or
                   Association or Bylaws

            6.3.4. Authorize  any shares of their  capital  stock for  issuance, issue any shares of any previously authorized but unissued capital stock or grant, issue or make any option or commitment relating to their capital stock;

            6.3.5. Enter into any letter of intent or  agreement  to sell any of their material assets, except in the normal and ordinary course of their business and except in connection with a Superior Proposal (as defined in Section 6.11.2).

            6.3.6. Declare or pay any dividend,  make any other  distribution or payment or set aside any amount for payment with respect to any shares of their capital stock or directly or indirectly, redeem, purchase or otherwise acquire any shares of their capital stock or make any commitment relating thereto;

            6.3.7. Except  as  set  forth  in  Schedule  6.3.7  or as  otherwise permitted by this Agreement, make any (a) increase in the compensation payable or to become payable to any of their directors, officers or employees (including, without limitation, any bonus or incentive payment or agreement) other than normal annual increases consistent with prior practice, (b) make or enter into any written employment contract or any bonus, stock option, profit sharing, pension, retirement or other similar payment or arrangement, or (c) make any payment to any person, except in the usual and ordinary course of business or except as required by an existing agreement set forth in the Schedules hereto; provided, however:

                   6.3.7.1. WBI  may  match  for  calendar  year  2007  employee contributions to the WBI 401k
                            profit sharing plan in an amount that is consistent with past practice; and,

                   6.3.7.2. The Bank may pay bonuses for January 1, 2007 through the Closing as provided on Schedule 6.3.7.2.

                   6.3.7.3. [Intentionally left blank].

                   6.3.7.4. The Bank may make the  change  in  control  payments prior to Closing as provided in Schedule 6.3.7.4. Such payments shall be allocated among the employees listed on Schedule 6.3.7.4 in the aggregate amount set forth under "Grand Total" on such Schedule 6.3.7.4.

                  6.3.7.5. WBI or the Bank may make the payments prior to Closing as provided on Schedule 6.3.7.5.

           6.3.8. Make any material change in their banking, safe deposit or power of attorney arrangements;

           6.3.9. Enter into any trust, escrow, agency and similar trust company agreements, purchase orders and contracts for goods and services, except in the ordinary course of business consistent with past practices;

            6.3.10. Enter into any agreement  resulting in the imposition of any mortgage or pledge of their assets or the creation of any lien, charge or encumbrance on any of their assets;

            6.3.11. Incur any  material  obligation  or  liability,  absolute or contingent, except in the ordinary course of business or pursuant to existing contracts described in this Merger Agreement;

            6.3.12. Take any action which would prevent  compliance  with any of the conditions of this Merger Agreement; or,

            6.3.13. Pre-pay long term indebtedness.

      6.4. Vote for Merger and Waiver of Right to Dissent. Simultaneously with the signing of this Agreement, WBI shall cause each of the Principal Shareholders as identified on Schedule 6.4 and the members of the board of directors of both WBI and Bank (the "Directors") to enter into a Voting Agreement a form of which is attached hereto as
            Exhibit 6.4.

      6.5. Regulatory Approval. BOKF shall (A) diligently file and pursue all regulatory applications required in order to consummate the Merger and the merger of Worth National Bank and BOT, including but not limited to the necessary applications for prior approval of the Board of Governors of the Federal Reserve System, the Office of the Comptroller of the Currency and the Texas Department of Insurance and (B) thereafter promptly file any required supplements or amendments thereto. All applications, supplements, and amendments shall be substantially complete when filed. BOKF shall promptly deliver to WBI and its counsel a copy of all such filings, as filed, except to the extent such filings attribute facts or statements to WBI, in which case, such filings will be presented for review and approval (which approval will not be unreasonably withheld, delayed or denied) by WBI, Bank and counsel to WBI and Bank. Although all such filings shall be the responsibility of BOKF, BOKF shall nevertheless advise and consult with WBI on an ongoing basis with respect to the filings and all matters and events related thereto. BOKF shall inform and make available to WBI from time to time all matters relating to the filings and the regulatory approvals, including, without limitation, copies of all written correspondence with regulatory authorities relating to such matters within two business days of such correspondence. BOKF shall diligently proceed with reasonable deliberate speed to obtain all such approvals. If any regulatory application required to be filed by BOKF should be finally denied or disapproved by the respective regulatory authority, then BOKF shall immediately give notice to WBI and this Merger Agreement shall thereupon terminate. However, it is understood that a request for additional information or undertaking by the applicant, as a condition for approval, shall not be deemed to be a denial or disapproval so long as the applicant can reasonably be expected to provide the requested information or undertaking and so long as the undertaking does not create a material change to the nature of the transactions contemplated by this Merger Agreement. In the event an application is denied pending an appeal, petition for review, or similar such act on the part of the applicant, then the application will be deemed denied unless the applicant promptly and diligently prepares and files such appeal and continues the appellate process for the purposes of getting the necessary approval.

      6.6. Confidentiality. Prior to the Closing, BOKF shall keep all information disclosed or provided to BOKF (its employees, counsel, accountants, and other authorized representatives) by WBI or Bank (or their representatives) respecting the business and financial condition of WBI and Bank confidential and shall make no use of such information except to conduct the investigation contemplated by
            Section 6.1, the application contemplated by Section 6.5 and to consummate the transactions contemplated hereby, and BOKF shall not use such information to obtain a competitive advantage in connection with any customer of Bank. In the event this Merger Agreement is terminated for any reason BOKF (its agents, officers, directors, employees and counsel) shall (A) return all copies of all information and documents obtained from WBI, Bank, and their representatives, (B) thereafter keep all such information confidential and not make use of any such information to obtain a competitive advantage in connection with any customer of Bank, and
            (C) shall not solicit for employment, whether directly or indirectly, any of the employees, officers or directors of WBI or Bank for a period of one year following such termination; provided however, general solicitations in the media shall not constitute a solicitation prohibited by this section.

      6.7. Disclosure. Neither BOKF nor WBI, nor any other party to this Merger Agreement or their representative, shall make any public disclosure concerning this Merger Agreement or the Merger contemplated herein without the mutual consent of each of the other parties hereto to the timing and content of the disclosure; provided, however, the parties hereto may make any disclosure (A) necessary to maintain compliance with applicable federal or state laws or regulations after providing such disclosure to the other party, (B) required in connection with the making of any application necessary to effect the Merger, or (C) as required for WBI to seek shareholder approval.

      6.8. BOKF Prohibited Action Prior to Closing. From this date until the Closing Date, BOKF shall not take any action which would prevent compliance with any of the conditions of this Merger Agreement. BOKF shall not, and shall cause its subsidiaries not to, make or agree to make any acquisition, or take any other action, that adversely affects its ability to consummate the transactions contemplated by this Merger Agreement and will otherwise continue to conduct its business operations and shall cause the operations of its subsidiaries to be conducted in a manner consistent with past operating practices.

      6.9. Employment Agreements. WBI and the Bank shall in good faith assist BOKF in entering into employment agreements which such officers of the Bank as BOKF shall request.

      6.10. Employment Benefits and Contracts. Following the Closing Date, BOKF shall provide generally to officers and employees of Bank, who at or after the Closing Date become or remain employees of BOKF or one of its subsidiaries ("Continuing Employees"), employee benefits under employee benefit plans (other than stock option or other plans involving the potential issuance of BOKF Common Stock except as set forth in this section), on terms and conditions which when taken as a whole are substantially similar to those provided by BOKF to its similarly situated officers and employees. Following the Closing:

            6.10.1. For purposes of participation,  vesting and determination of rates of contribution (but not accrual of benefits) under such employee benefit plans, (i) qualifying service under any qualified pension plan of Bank shall be treated as qualified service under BOKF's qualified defined benefit plans, (ii) qualifying service under any qualified defined contribution plans of Bank shall be treated as qualified service under BOKF's qualified defined contribution plans, and (iii) qualifying service under any other employee benefit plans of Bank shall be treated as qualified service under any similar employee benefit plans maintained by BOKF.

            6.10.2. BOKF shall cause the BOKF welfare  benefit  plans that cover the Continuing Employees after the Closing Date to (i) waive any waiting period and restrictions and limitations for preexisting conditions or insurability, and (ii) cause any deductible payments made by the Continuing Employees under Bank's medical benefit plan to be credited to such

                    Continuing Employees under the BOKF self-funded medical benefit plans, so as to reduce the amount of any deductible payable by the Continuing Employees under the BOKF self-insured medical plans. The continued coverage of the Continuing Employees under the employee benefit plans maintained by Bank and/or any Bank subsidiary immediately prior to the Closing Date during a transition period shall be deemed to provide the Continuing Employees with benefits that are no less favorable than those offered to other employees of BOKF and its subsidiaries. Unless otherwise modified in writing and except as otherwise provided herein, BOKF also shall cause Bank and its subsidiaries to honor all employment, severance, consulting and other compensation contracts disclosed in Schedule 4.15 hereto between Bank and any current or former director, officer or employee thereof, and all provisions for vested benefits or other vested Amount earned or accrued through the Closing Date under the Bank benefit plans.

            6.10.3. WBI shall,  by appropriate  action of its board of directors and otherwise, take all action necessary (i) to vest all Bank employees fully in the WBI 401(k) Plan, contingent upon and effective as of the Closing and (ii) to terminate and roll over such Plan into BOKF's analogous defined contribution plan following the Closing. BOKF shall be responsible for the fees related to the termination thereof.

            6.10.4. BOKF agrees to pay  severance  to each Bank or WBI  employee who is employed by Bank or WBI in accordance with BOKF's standard severance policy, giving credit on a one year for one year basis to Bank and WBI employees for years employed with either Bank or WBI (provided that any dual employees of Bank and WBI shall only be able to count employment years for one entity).

      6.11. No Solicitation.

            6.11.1 Prior to the Closing  Date,  unless this Merger  Agreement is sooner terminated, neither Bank nor WBI shall directly or indirectly (i) solicit or encourage inquiries or proposals with respect to the merger of Bank or WBI or the sale of any of the shares of Bank or WBI or other material asset(s) of WBI or Bank from any party other than BOKF or (ii) merge with any party or sell all or substantially all of the shares of WBI or Bank or all or substantially all the material asset(s) of WBI or Bank to any party.

            6.11.2 Notwithstanding  the provisions of Section 6.11.1 above,  WBI may, in response to an unsolicited written proposal with respect to a merger, or purchase of substantially all the outstanding stock or assets of WBI ("Acquisition Proposal"), furnish (subject to the execution of a confidentiality agreement containing provisions substantially similar to the confidentiality provisions of Section 6.6 hereof) confidential or non-public information concerning its business, properties or assets to a financially capable corporation, partnership, person or other entity or group (a "Potential Acquiror") and negotiate with such Potential Acquiror if (i) the Board of Directors of WBI after consulting with one or more of its financial advisers, concludes that such Acquisition Proposal (if consummated pursuant to its terms) would result in a transaction more favorable to WBI's shareholders than the Merger and (ii) based upon advice of its legal counsel, its Board of Directors determines in good faith that the failure to provide such confidential and non-public information to such Potential Acquiror would constitute a breach of its fiduciary duty to its shareholders (any such Acquisition Proposal meeting the conditions of clauses (i) and (ii) being referred to as a "Superior Proposal").

            6.11.3 WBI  shall  immediately  notify  BOKF  after  receipt  of any
                   Acquisition Proposal or any request for nonpublic information relating to WBI or the Bank in connection with an Acquisition Proposal or for access to the properties, books or records of WBI or the Bank by any person or entity that informs the WBI board of directors that it is considering making, or has made, an Acquisition Proposal. Such notice to BOKF shall be made orally and in writing and shall indicate the identity of the offeror and in reasonable detail the terms and conditions of such proposal, inquiry or contact.

      6.12. Shareholder Meeting. WBI shall take all action necessary to consider and vote upon the transactions contemplated by this Merger Agreement. The Board of Directors of WBI shall recommend that the shareholders of WBI approve this Merger Agreement and the transactions contemplated hereby, provided, however, that nothing in this Agreement shall prevent the Board of Directors of WBI from withholding, withdrawing, amending or modifying its recommendation in the event of a Superior Proposal.

      6.13. BOKF and Merger Corp Indemnification. BOKF and Merger Corp shall indemnify the present and future directors, officers and employees of WBI and Bank (the "Indemnified Parties") to the fullest extent to which such Indemnified Parties were entitled under the Articles of Incorporation and Bylaws of WBI and/or the Articles of Association and Bylaws of Bank as in effect as of the date hereof.

      6.14. Officer and Director Insurance. Prior to Closing, BOKF shall obtain on a prepaid basis tail insurance coverage for a period of not less than three (3) years after the Closing for the acts and omissions of the officers and directors of WBI and Bank occurring prior to the Closing. Such tail insurance shall be comparable WBI and Bank directors' and officers' liability insurance in existence prior to Closing.

      6.15. Indenture Obligations. BOKF agrees that it shall promptly undertake, at its cost and expense, any and all actions as reasonably necessary to comply with any covenants or requirements of that certain Indenture, dated as of December 14, 2006 by and between WBI and Wilmington Trust Company, as trustee resulting from, or required by, the consummation Merger.

      6.16. Stay Agreements. BOKF agrees it shall enter into Stay Agreements with the employees identified on Schedule 6.16 ("Stay Employees"), in the form attached hereto as Exhibit 6.16, which shall, subject to the terms and conditions of the Agreement, entitle the Stay Employees to receive a one time bonus equal to fifty percent (50%) of their current annual salary as identified on Schedule 6.16.

7. Conditions Precedent to Closing by BOKF and Merger Corp. The obligation of BOKF and Merger Corp to consummate and close this transaction is conditioned upon each and all of the following:

      7.1. The representations, warranties and covenants of WBI and Bank shall be materially true at the Closing as though such representations, warranties and covenants were also made at the Closing.

      7.2. The Federal Reserve Board shall have approved the Merger, or issued a waiver of approval, in accordance with 12 U.S.C. Section 1842 and 12 C.F.R. Section 225.

      7.3. The Office of the Comptroller of the Currency shall have i) approved the Merger in accordance with the National Bank Act and ii) approved the merger of the Bank with and into BOT.

      7.4. The Texas Department of Insurance shall have approved the change in control of the WBI Insurance Agency.

      7.5. WBI and Bank shall have performed and complied with, in all material respects, all of their obligations under this Merger Agreement which are to be performed or complied with by them prior to or on the Closing Date.

      7.6. The shareholders of WBI shall have approved this Merger Agreement in accordance with the Texas Business Corporations Act.

      7.7. Neither WBI and Bank taken as a whole shall have suffered any Material Adverse Change (as hereinafter defined) in their financial conditions, assets, liabilities, businesses or properties. For purposes of this Section 7.7, "Material Adverse Change" shall mean any event resulting in a one-time charge to Bank's loan loss reserve, or a reduction of Bank's Tier 1 capital, of One Million Dollars ($1,000,000) or more; provided however, assuming that none of the following impact WBI or Bank more than similarly situated banks and bank holding companies, "Material Adverse Change" will not result from (i) changes in banking and similar laws and regulations,
            (ii) changes in interest rates or (iii) any decline in general economic conditions nationally.

      7.8. Holders of no more than five percent (5%) of the WBI Common Stock shall have dissented pursuant to Article Five of the Texas Business Corporations Act.

      7.9. BOKF shall have entered into employment agreements attached hereto as Exhibit 7.9 with those officers of the Bank designated by BOKF in accordance with Section 6.9.

      7.10. WBI shall have entered into agreements with each holder of an outstanding Stock Option, as described in Section 2.11 of this Agreement.

      7.11. WBI shall have (i) entered into agreements with each Stock Plan Participant as described in Section 2.12 of this Agreement or (ii) cause such shareholder to repay the Stock Purchase Note prior to Closing.

      In the event any one or more of these conditions shall not have been fulfilled prior to or at the Closing, BOKF and Merger Corp may terminate this Merger Agreement by written notice to WBI, in which event neither party shall have any further obligation or liability to the other except the obligations of BOKF set forth in Sections 5.4 and 6.6 and the obligations of WBI and Bank set forth in Section 4.11. BOKF shall be entitled to waive compliance with any one or more of the conditions, representations, warranties or covenants in whole or in part.

8. Conditions Precedent to Closing by WBI and Bank. The obligation of WBI and Bank to consummate and close this transaction are conditioned upon each and all of the following:

      8.1. The representations, warranties and covenants of BOKF and Merger Corp made in this Merger Agreement shall be true at the Closing as though such representations, warranties and covenants were also made at the Closing.

      8.2. BOKF and Merger Corp shall have performed and complied, in all material respects, with all of their obligations under this Merger Agreement which are to be performed or complied with by them prior to or at the Closing.

      8.3. The Federal Reserve Board shall have approved the Merger, or issued a waiver of approval, in accordance with 12 U.S.C. Section 1842 and 12 C.F.R. Section 225.

      8.4. The shareholders of WBI shall have approved this Merger Agreement and the transactions contemplated hereby as required by the Texas Business Corporations Act.

      8.5. The shareholders of WBI shall have approved any excess parachute payments within the meaning of Section 280G of the Internal Revenue Code.

      8.6. WBI shall have received an opinion as to the fairness, from a financial point of view, of the Merger Consideration to shareholders of WBI.

      8.7. WBI shall have received evidence of insurance coverage as required by Section 6.14 herein.

      8.8. WBI shall be entitled to waive compliance with any one or more of the conditions, representations, warranties or covenants in whole or in part. In the event any one or more of these conditions shall not have been fulfilled prior to or at the Closing, WBI may terminate this Merger Agreement by notice to BOKF, in which event no party shall have any further obligation or liability to the other, except the obligations of BOKF set forth in Section 6.6 and Section 5.4 and the obligations of WBI set forth in Section 4.11.

9. Closing. The closing ("Closing" or "Closing Date") of the transactions contemplated by this Merger Agreement shall take place not later than five
      (5) business days following the first day on which (i) BOKF and Merger Corp can lawfully consummate the Merger under 12 U.S.C. Section 1842, 12 C.F.R. Section 225 and other applicable laws, rules and regulations and
      (ii) all conditions precedent to the obligations of the parties set forth in Section 7 and Section 8 have been satisfied or waived; provided, however, in the event such day is ten (10) or fewer calendar days preceding the first day of the next calendar month, the Closing shall take place or otherwise be effective at the opening of business on the first day of the next calendar month. The Parties shall use their best efforts to cause the Closing to occur on or before June 1, 2007 but in no event before May 20, 2007. In any event, if the Closing Date does not occur on or before August 1, 2007, then either BOKF or WBI may by notice to the other, terminate this Merger Agreement. The Closing shall be held at 10:00 a.m. on the Closing Date at the offices of Bank or at such other time and place as BOKF and WBI may agree. At the Closing, BOKF, Merger Corp, WBI, and Bank shall execute and deliver all of the documents and take all other actions which are contemplated by the terms hereof.

      9.1. Without limiting the generality of Section 9 of this Merger Agreement, the following actions shall be taken at the Closing concurrently. BOKF shall:

            9.1.1. Engage the Paying Agent to perform the obligations of the Paying Agent herein set forth;

            9.1.2. Deliver a certificate, signed by the Chief Executive Officer of WBI and of the Bank, acting solely in his capacity as an officer of WBI and/ or the Bank, stating that (A) each of the representations and warranties of WBI and the Bank set forth herein is true and correct in all material respects at the time of the Closing with the same force and effect as if such representations and warranties had been made at Closing and
                   (B) all of the conditions precedent to the obligation of BOKF and Merger Corp, other than those conditions that are the responsibility of BOKF (e.g., regulatory approval), to close set forth in this Agreement have, unless waived as herein provided, been satisfied;

            9.1.3. Deliver a certified  copy of the  resolutions of the Board of
                   Directors and shareholders of WBI, as required for valid approval of the execution of this Agreement and the consummation of the Merger and the other transactions contemplated hereby;

            9.1.4. Deliver good  standing and  existence  certificates,  dated a recent date, duly certifying the existence and good standing of WBI and the Bank (recent date in the event of the Bank can be prior to the date of the regulatory filings);

            9.1.5. Deliver an opinion of  McGladrey  & Pullen,  LLP,  or another accounting firm mutually agreed to by WBI and BOKF, in a form reasonably acceptable to BOKF, opining that either i) no payment, of which such accounting firm has knowledge, to any employee of WBI or the Bank is an excess parachute payment within the meaning of Section 280G of the Code ("Parachute
                   Payments") or ii) that WBI shareholder approval of the Parachute

                   Payments caused the Parachute Payments to no longer be subject to the excise tax under Section 280G of the Code; and,

            9.1.6. Deliver  a  resolution  of the  Board  of  Directors  of Bank approving the merger of the WBI 401k plan into the defined contribution plan of BOKF.

            9.1.7. Cause the employment agreements, plans and payments described in Schedule 4.15 to be terminated and discharged at no cost to WBI and Bank.

      9.2. Without limiting the generality of Section 9 of this Merger Agreement, the following actions shall be taken at the Closing concurrently. BOKF shall:

            9.2.1. Pay, by funds immediately  available in New York City, to the
                   Paying Agent the funds required to be paid at the Closing to WBI Shareholders as provided in Section 10.2;

            9.2.2. Cause  appropriate  evidences  of the  Merger  to be filed in accordance with applicable law.

10. Exchange Procedures; Surrender of Certificates; Paying Agent.

      10.1. Computershare, or other entity mutually satisfactory to WBI and BOKF, shall act as paying agent in the Merger (the "Paying Agent").

      10.2. Promptly following the WBI shareholder's approval of the Merger, the Paying Agent shall mail, without any further action on the part of BOKF or

            WBI, to each record holder of certificates representing WBI Common Stock (the "Certificates"), addressed to the most current address of such shareholder according to the records of WBI, a letter of transmittal (and instructions) for use in effecting the surrender of the Certificates in exchange for the Merger Consideration. Each such letter (the "Merger Transmittal Letters") shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper receipt of the Certificates by the Paying Agent and shall be in such form and have such other provisions as BOKF may reasonably specify. The Paying Agent shall hold all Certificates it receives prior to Closing in escrow for the benefit of the WBI Shareholders until the Closing.

      10.3. At the Closing BOKF shall cause WBI, as the surviving corporation, to furnish the Paying Agent cash sufficient in the aggregate for the Paying Agent to make full payment of the Merger Consideration to all WBI Shareholders on a pro rata basis in accordance with each WBI shareholder's respective common stock ownership in WBI (each, a "Closing Payment"), excluding, however, those shareholders who have perfected their right to dissent to the Merger. The Paying Agent shall deliver Closing Payments to those WBI shareholders at Closing who have properly tendered Certificates prior to Closing as directed by the transmittal letter. Certificates transmitted after Closing shall be promptly paid by the Paying Agent (subject to Section 10.9 below). Delivery of Closing Payments, both before and after Closing, shall be made, at the discretion of WBI shareholders, either by check, direct deposit into an account at the Bank or by other means made available by Paying Agent or the Bank.

      10.4. No interest on the Merger Consideration issuable upon the surrender of the Certificates shall be paid or accrued for the benefit of holders of Certificates .

      10.5. If the Closing Payment is to be issued to a person other than a person in whose name a surrendered Certificate is registered, it shall be a condition of issuance that the surrendered Certificate shall be properly endorsed or otherwise executed in proper form for transfer and that the person requesting such issuance shall pay to the Paying Agent any required transfer or other taxes or establish to the satisfaction of the Paying Agent that such tax has been paid or is not applicable.

      10.6. After the Closing, there shall be no further registration or transfers on the records of WBI of outstanding certificates formerly representing shares of WBI Common Stock and, if a certificate formerly representing such shares is presented to WBI or BOKF, it shall be forwarded to the Paying Agent for cancellation and exchange for the Merger Consideration.

      10.7. All Merger Consideration paid upon the surrender of WBI Common Stock in accordance with the above terms and conditions shall be deemed to have been paid in full satisfaction of all rights pertaining to such shares of WBI Common.

      10.8. In the event any certificate for WBI Common shall have been lost, stolen, or destroyed, the Paying Agent shall issue in exchange for such lost, stolen, or destroyed certificate, such Merger Consideration as may be required pursuant to this Agreement; provided, however, that BOKF may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen, or destroyed certificate to deliver an affidavit of lost certificate and indemnification agreement in form reasonably acceptable to BOKF.

      10.9. At any time following thirteen (13) months after the Closing, BOKF shall be entitled to terminate the Paying Agent relationship and thereafter holders of Certificates shall be entitled to look only to BOKF (subject to abandoned property, escheat, or other similar laws) with respect to the Merger Consideration payable upon surrender of their Certificates or upon due exercise of any Stock Options.

11. The Escrow. The Escrow shall be established on the following terms and conditions:

      11.1. The escrow agent shall be Bank of Oklahoma, National Association ("Escrow Agent" or "BOk").

      11.2. The Escrow shall be governed by the Escrow Agreement (the "Escrow Agreement") a copy of which is set forth as Exhibit 11.2.

      11.3. BOKF shall deliver the Escrow Amount to the Escrow Agent at the Closing. The Escrow Agent shall invest the Escrow Amount in an interest bearing account that bears interest equal to that of an eighteen month certificate of deposit issued by BOk on the terms and conditions being offered by BOk to the public at the time of such investment. Interest on the certificates shall be added to the Escrow and paid to WBI Shareholders on a quarterly basis on a pro rata basis in accordance with their former ownership interest in WBI.

      11.4. In the event BOKF claims a breach of the representations and warranties of WBI and Bank arising under this Merger Agreement, BOKF shall give notice of the claim (a "Claim") to Bob Semple (the "Agent"). The notice shall identify the representations and warranties which BOKF claims have been breached and describe in reasonable detail the basis of the Claim and set forth a good faith reasonable estimate ("Good Faith Estimate") of the maximum amount of damages claimed ("Losses"). Losses shall not include damages for which BOKF receives reimbursement under any existing insurance policy. BOKF shall be under no obligation to insure against Losses. An indemnity payment to be made by the Escrow Agent from the Escrow Account for a Loss shall be reduced by any Tax Benefit realized on or prior to the date of such payment is due as a result of the adjustment or event giving rise to such Loss; provided, however, that if a Tax Benefit is realized after a Claim has already been paid ("Prior Payments") pursuant to this Agreement, BOKF shall first pay to the Escrow Agent for deposit into the Escrow Account the amount of the Tax Benefit (up to the amount of such Prior Payments) no later than fifteen (15) days after such Tax Benefit is realized, and any excess of the Tax Benefit over the Prior Payments shall be applied to reduce any future payments to be made by the Escrow Agent from the Escrow Account pursuant to this Agreement. For purposes of this Agreement, a "Tax Benefit" means the reduction of tax liabilities (calculated on the basis of the actual reduction in cash payments for taxes) resulting from an increase in deductions, losses or tax credits or decrease in the income, gain or recapture of tax credits that WBI, the Bank or any Subsidiary of the Bank but only to the extent that the benefit directly or indirectly reduces BOKF's taxes payable or is otherwise utilized by BOKF to increase a net operating loss carry forward or other tax attribute. For purposes of this Agreement, the "Tax Benefit Realized" date shall be the earlier of March 15 of the year following the tax year in which the increase in deduction, loss, or tax credits is claimed or the decrease in income, gain or recapture of tax credits occurs or the date such Tax Benefit reduces the actual estimated tax liability of BOKF.

      11.5. BOKF shall make no Claim unless and until the aggregate amount of all uninsured Losses shall exceed two hundred fifty thousand dollars ($250,000), in which event BOKF may make Claims against the Escrow for all uninsured Losses. Absent actual fraud by WBI or Bank, BOKF and Merger Corp hereby waive all Claims in excess of the Escrow Amount.

      11.6. In the event BOKF makes no Claim for any Losses on or before the Claim Notice Deadline, the Escrow Agreement shall terminate and the Escrow Agent shall, within five (5) business days thereafter, distribute the Escrow Amount to the Paying Agent for distribution in accordance with Section 11.8 hereof.

      11.7. In the event BOKF makes one or more Claim(s) prior to the Claim Notice Deadline, the Escrow Agent shall (i) on or before five (5) business days after the Claim Notice Deadline, distribute to the Paying Agent the Escrow Amount less the amount of all Losses claimed by BOKF for distribution in accordance with Section 11.8 hereof, and (ii) continue to hold and invest the remaining Escrow Amount until such claim is resolved by
            (1) mutual agreement of the Agent and BOKF, or (2) a final adjudication determining the merits of the BOKF Claim, at which time the Escrow Agreement shall terminate, the Escrow Agent shall pay the claim of BOKF as mutually agreed or finally adjudicated and the Escrow Agent shall distribute any remaining Escrow Amount to the Paying Agent for distribution in accordance with Section 11.8 hereof.

      11.8. Upon termination of the Escrow, the Escrow Amount remaining in the Escrow shall be delivered to the former holders of WBI Common Stock in accordance with their respective interests (the "WBI Shareholders").

      11.9. The rights of the WBI Shareholders to receive payments from the Escrow shall not be assignable or transferable except by operation of law or by intestacy or with the approval of BOKF (which approval shall not be unreasonably withheld, delayed, or denied) and will not be evidenced by any certificate or other evidence of ownership.

      11.10. BOKF shall pay the fees and costs of the Escrow Agent with respect to the Escrow.

      11.11. The WBI Shareholders may by the vote of a majority in interest and upon notice to BOKF to change the Agent. The Agent shall not be deemed a fiduciary of the holders of WBI Common Stock and shall be liable to such holders only for gross negligence or intentional wrongdoing.

      11.12. BOKF agrees it shall diligently defend any litigation in good faith in the same manner it would in the event the Escrow Amount did not exist. BOKF will not settle any claim without the prior written consent of the Agent, which consent shall not be unreasonably withheld. BOKF shall consult with Agent and his counsel at reasonable intervals regarding all litigation matters.

12. Break-Up Fee. WBI shall pay BOKF a break-up fee as follows:

      12.1. In the event BOKF is not in default of any material obligation of BOKF under this Agreement and the Merger is not consummated because the Board of Directors of WBI and/or shareholders of WBI approve an alternative transaction (whether or not submitted by the Board of Directors to the WBI shareholders for approval and whether or not such alternative transaction is consummated) then, WBI shall pay BOKF in United States funds immediately available in Tulsa, Oklahoma, on or before the fifth Tulsa business day following the date on which the Board of Directors and/or shareholders of WBI approve such an alternative proposal, Four Million Dollars ($4,000,000) and upon such payment, this Agreement, and all agreements contemplated by this Agreement, shall terminate.

      12.2. WBI agrees that (A) the damages incurred by BOKF in any such event would be substantial, but (B) such damages could be difficult to quantify; and accordingly, (C) such amount constitutes a reasonable estimate of such damages.

13. Miscellaneous Provisions. The following miscellaneous provisions shall apply to this Agreement:

      13.1. All notices or advices required or permitted to be given by or pursuant to this Agreement, shall be given in writing. All such notices and advices shall be (i) delivered personally, (ii) delivered by facsimile (iii) delivered by email (iv)delivered by U.S. Registered or Certified Mail, Return Receipt Requested mail, or
            (v) delivered for overnight delivery by a nationally recognized overnight courier service. Such notices and advices shall be deemed to have been given (i) the first business day following the date of delivery if delivered personally, by facsimile or by email, (ii) on the third business day following the date of mailing if mailed by U.S. Registered or Certified Mail, Return Receipt Requested, or
            (iii) on the date of receipt if delivered for overnight delivery by a nationally recognized overnight courier service. All such notices and advices and all other communications related to this Agreement shall be given as follows:

                   BOKF and Merger Corp:

                             Steven E. Nell, Chief Financial Officer
                            BOK FINANCIAL CORPORATION
                             P.O.  Box 2300  Tulsa,  OK 74192  (918)  588-6853 -
                             Facsimile Snell@bokf.com

                                  and

                             Frederic Dorwart, Secretary and General Counsel to BOK Financial Corporation
                             Old City Hall
                             124 East Fourth Street
                             Tulsa, OK 74103
                             (918) 583-8251 - Facsimile
                             fdorwart@fdlaw.com

                   WBI and Bank:

                              Mr. Robert W. Semple
                              Chairman of the Board
                              Worth Bancorporation, Inc.
                              801 Cherry Street, Unit 27
                              Fort Worth, Texas 74102
                              (817) 923-9581 - Facsimile
                              Bsemple1@yahoo.com

                                       and
                               Peter G. Weinstock
                              Jenkens and Gilchrist
                                1445 Ross Avenue
                              Suite 3700
                            Dallas, Texas 75202-2799
                              (214) 855-4500
                               (214) 855-4300 fax

            or to such other address as the party may have furnished to the other parties in accordance herewith, except that notice of change of addresses shall be effective only upon receipt.

      13.2. This Agreement shall be subject to, and interpreted by and in accordance with, the laws (excluding conflict of law provisions) of the State of Texas.

      13.3. This Agreement is the entire agreement of the parties respecting the subject matter hereof. There are no other agreements, representations or warranties, whether oral or written, respecting the subject matter hereof.

      13.4. No course of prior dealings involving any of the parties hereto and no usage of trade shall be relevant or advisable to interpret, supplement, explain or vary any of the terms of this Agreement, except as expressly provided herein.

      13.5. This Agreement, and all the provisions of this Agreement, shall be deemed drafted by all of the parties hereto.

      13.6. This Agreement shall not be interpreted strictly for or against any party, but solely in accordance with the fair meaning of the provisions hereof to effectuate the purposes and interest of this Agreement.

      13.7. Each party hereto has entered into this Agreement based solely upon the agreements, representations and warranties expressly set forth herein and upon his own knowledge and investigation. Neither party has relied upon any representation or warranty of any other party hereto except any such representations or warranties as are expressly set forth herein.

      13.8. Each of the persons signing below on behalf of a party hereto represents and warrants that he or she has full requisite power and authority to execute and deliver this Agreement on behalf of the parties for whom he or she is signing and to bind such party to the terms and conditions of this Agreement.

      13.9. This Agreement may be executed in counterparts, each of which shall be deemed an original. This Agreement shall become effective only when all of the parties hereto shall have executed the original or counterpart hereof. This agreement may be executed and delivered by a facsimile transmission of a counterpart signature page hereof.

      13.10. In any action brought by a party hereto to enforce the obligations of any other party hereto, the prevailing party shall be entitled to collect from the opposing party to such action such party's reasonable litigation costs and attorneys fees and expenses (including court costs, reasonable fees of accountants and experts, and other expenses incidental to the litigation).

      13.11. This Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors and assigns.

      13.12. This is not a third party beneficiary contract except as otherwise expressly stated herein or other than the WBI shareholders' rights under Section II herein. No person or entity other than a party signing this Agreement shall have any rights under this Agreement except as otherwise expressly stated herein.

      13.13. This Agreement may be amended or modified only in a writing which specifically references this Agreement.

      13.14. This Agreement may not be assigned by any party hereto.

      13.15. A party to this Agreement may decide or fail to require full or timely performance of any obligation arising under this Agreement. The decision or failure of a party hereto to require full or timely performance of any obligation arising under this Agreement (whether on a single occasion or on multiple occasions) shall not be deemed a waiver of any such obligation. No such decisions or failures shall give rise to any claim of estoppel, laches, course of dealing, amendment of this Agreement by course of dealing, or other defense of any nature to any obligation arising hereunder.

      13.16. The repudiation, breach, or failure to perform any obligation arising under this Agreement by a party after reasonable notice thereof shall be deemed a repudiation, breach, and failure to perform all of such party's obligations arising under this Agreement.

      13.17. Time is of the essence with respect to each obligation arising under this Agreement. The failure to timely perform an obligation arising hereunder shall be deemed a failure to perform the obligation.

      13.18. All actions taken and documents delivered at the Closing shall be deemed to have been taken and executed simultaneously and no action shall be deemed taken nor any document delivered until all have been taken and delivered.

      13.19. Any information delivered by way of Schedule or schedule in connection with this agreement shall be deemed delivered for the purpose of any other Schedule or schedule which calls for such information.

      13.20. In the event of a breach of an obligation to pay under this Merger Agreement, the breaching party agrees to pay the non-breaching party interest on the unpaid amount beginning on the date of default at a per annum rate of U.S. National Prime plus two percent (2%), compounded annually.

Dated and effective the date first set forth above.

WORTH NATIONAL BANK                         WORTH BANCORPORATION, INC.

By:      /s/ Robert W. Semple               By: /s/ Robert W. Semple
         --------------------                  ---------------------
         Mr. Robert W. Semple,                 Mr. Robert W. Semple,
         Chairman of the Board                 Chairman of the Board

BOK FINANCIAL CORPORATION                    BOK MERGER CORPORATION
                                             NUMBER TWELVE

By: /s/  Steven E. Nell                            By: /s/  Steven E. Nell
    -------------------                                -------------------
        Steven E. Nell,                            Steven E. Nell,
        Executive Vice President and               Executive Vice President and
        Chief Financial Officer                    Chief Financial Officer

                                  Exhibit 2.11

                             OPTION HOLDER AGREEMENT

                                 ________, 2007

Worth Bancorporation, Inc.
801 Cherry Street, Unit 27
Forth Worth, Texas 74102

BOK Financial Corporation
P.O. Box 2300
Tulsa, Oklahoma 74192

      Reference is hereby made to that certain Merger Agreement, dated as of March 8, 2007 ("Merger Agreement"), among BOK Financial Corporation ("BOKF"); BOKF Merger Corporation Number Twelve, a wholly-owned subsidiary of BOKF; Worth Bancorporation, Inc., a Texas corporation ("WBI"); and Worth National Bank wholly-owned subsidiary of WBI. Terms with their initial letter capitalized and not otherwise defined herein have the meanings given them in the Merger Agreement.

      I have previously been granted options to acquire shares of WBI common stock, par value $1.00 per share (the "WBI Stock"), pursuant to one or more stock option agreements (the "Option Agreements") between me and WBI. With respect to the number of shares of WBI Stock that I have unexercised options to purchase (the "Covered Options"), I acknowledge that due to actions taken by the Board of Directors of WBI, I will be entitled to receive, in lieu of each share of WBI Stock that would otherwise have been issuable upon exercise of my Covered Options, an amount in cash equal to the excess, if any, between (i) the per share Cash Consideration, as calculated pursuant to the Merger Agreement and
(ii) the exercise price of each Covered Option (the "Option Consideration"). I acknowledge that the Option Consideration to be received by me is adequate consideration for my agreement to the terms and conditions of this Agreement, including, without limitation, the release set forth below.

      I understand and acknowledge that (i) my Covered Options that are not already fully vested and exercisable shall become fully vested and exercisable immediately prior to the Effective Time, (ii) my Covered Options may not be exercised on or after the tenth (10th) business day prior to the Closing Date of the Merger Agreement (the "Determination Date"), and (iii) unless exercised prior to the Determination Date, my Covered Options shall terminate immediately prior to the effective time of the Merger (the "Effective Time") and that I will be entitled to receive, in lieu of shares of WBI Stock that would otherwise have been issuable upon exercise thereof, the Option Consideration. I agree (iv) to accept the Option Consideration for my Covered Options in full satisfaction of all my rights under the Covered Options and (v) that, without limitation, upon receipt of such Option Consideration, such Covered Options shall be cancelled and shall terminate at the Effective Time. I understand that until the

Determination Date, I shall continue to have the right to exercise any Covered Options in accordance with their terms.

      Upon receipt of the Option Consideration, I hereby release WBI and its board of directors, agents, attorneys, stockholders, successors and assigns (including BOKF and Merger Corp), their respective boards of directors, agents, attorneys and stockholders) from any and all obligations to me relating to the Covered Options. I further agree to take such additional actions and deliver such additional documents and certificates as may be reasonably requested by WBI or BOKF to effect the transactions described in this Agreement.

      I understand and agree that the Option Consideration will be subject to usual and customary payroll deductions for FICA, federal and state withholding, and the like.

                                Very truly yours,


                                 --------------------------------------

                                  Printed Name:
                                              -------------------------

Agreed and Acknowledged:

Worth Bancorporation, Inc.
a Texas corporation


By:
   ------------------------------------
    Robert W. Semple, President and CEO

                                  Exhibit 2.12

                        PROMISSORY NOTE PAYMENT AGREEMENT

                                 ________, 2007

Worth Bancorporation, Inc.
801 Cherry Street, Unit 27
Forth Worth, Texas 74102

BOK Financial Corporation
P.O. Box 2300
Tulsa, Oklahoma 74192

      Reference is hereby made to that certain Merger Agreement, dated as of March 8, 2007 ("Merger Agreement"), among BOK Financial Corporation ("BOKF"); BOKF Merger Corporation Number Twelve, a wholly-owned subsidiary of BOKF; Worth Bancorporation, Inc., ("WBI"); and Worth National Bank, a wholly-owned subsidiary of WBI. Terms with their initial letter capitalized and not otherwise defined herein have the meanings given them in the Merger Agreement.

      I previously purchased __________ shares of WBI common stock ("WBI Common Stock"), par value $1.00, pursuant to a Stock Restriction and Repurchase Agreement between myself and WBI whereby WBI financed eighty percent (80%) of my purchase price. In return, I signed a promissory note, payable to WBI, in the principal amount of $____________________ dated ___________________, 200___ (the
"Promissory Note"). Pursuant to a Pledge (Security) Agreement between myself and WBI (the "Pledge Agreement"), my WBI Common Stock is pledged as collateral for my Promissory Note.

      I understand that pursuant to the Merger Agreement, I will be entitled to receive at Closing, a cash payment in exchange for my WBI Common Stock (the "Merger Payment"). Rather than have my Merger Payment retained as collateral for my Promissory Note pursuant to the Pledge Agreement, I hereby authorize and direct BOKF to apply my Merger Payment to pay any and all outstanding principal and accrued, but unpaid interest on the Promissory Note though the Closing Date ("Final Note Payment"). After effecting the above, any remaining Merger Payment amounts shall be paid to me at Closing as provided in the Merger Agreement.

      I further agree to take such additional actions and deliver such additional documents and certificates as may be reasonably requested by WBI or BOKF to effect the transactions described in this Agreement. Upon Final Note Payment, WBI agrees to release me from any and all obligations under the Promissory Note.

                                Very truly yours,


                                  --------------------------------------

                                  Printed Name:
                                               -------------------------

Agreed and Acknowledged:

Worth Bancorporation, Inc.
a Texas corporation


By:
   -----------------------------------
   Robert W. Semple, President and CEO

                                   Exhibit 6.4

                     VOTING AGREEMENT AND IRREVOCABLE PROXY

      This VOTING AGREEMENT AND IRREVOCABLE PROXY (this "Agreement") dated as of March 8, 2007 is executed by and among BOK Financial Corporation ("BOKF"), Worth Bancorporation, Inc. ("WBI"), Robert Semple as a proxy ("Semple"), _________, as a substitute proxy, ("____") and other persons who are signatories hereto (referred to herein individually as a "Shareholder" and collectively as the "Shareholders").

      WHEREAS, BOKF, WBI, WNB and others have executed or soon will execute that certain Merger Agreement, dated as of March 8, 2007 (the "Merger Agreement"), providing for WBI and BOKF Meyer Corporation Number Twelve to merger ("Merger").

      WHEREAS, BOKF and WBI are relying on the irrevocable proxies of the Shareholders and incurring expenses in reviewing WBI's business and in proceeding with the filing of applications for regulatory approvals and undertaking other actions necessary for the consummation of the Merger;

      NOW, THEREFORE, for and in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, BOKF, WBI and the Shareholders undertake, promise, covenant and agree with each other as follows;

      1. The Shareholders, being the holders of the shares of the shares of common stock, $1.00 per value, of WBI ("Common Stock") set forth beside their names on the signature pages hereto, hereby agree to vote at the shareholders' meeting to be called for purposes of voting on the Merger (the "Meeting") all shares of Common Stock the Shareholders own of record as of the date of the Meeting and to direct the vote of all shares of Common Stock that the Shareholders own beneficially and have the power and authority to direct the voting thereof as of the date of the Meeting (the "Shares") in favor of approval of the Merger and Merger Agreement and all of the agreements and transactions contemplated by the Merger Agreement.

      2. In order to better effect the provisions of Section 1, each Shareholder hereby revokes any previously executed proxies and hereby constitutes and appoints Semple, with full power of substitution, his or her true and lawful proxy and attorney-in-fact (the "Proxy Holder") to vote at the Meeting all of such Shareholder's Shares in favor of the approval of the Merger and the Merger Agreement and the transactions contemplated by the Merger Agreement, with such modifications to the Merger and the Merger Agreement as the parties thereto may make; provided, however, that this proxy shall not apply with respect to any vote on the Merger or the Merger Agreement if the Merger Agreement is modified so as to reduce the amount of consideration to be received by the Shareholders under the Merger Agreement in its present form.

      3. Semple, by his execution below,, hereby appoints ______ as substitute proxy to act as the Proxy Holder under this Agreement; provided, however, that such appointment of

_____ as his execution below as substitute Proxy Holder, agrees to vote all of the Shareholders' Shares at the Meeting in favor of the approval of the Merger and the Merger Agreement and the transactions contemplated by the Merger Agreement, with such modifications to the Merger and the Merger Agreement as the parties may make; provided, however, that this proxy shall not apply with respect to any vote on the Merger or the Merger Agreement if the Merger Agreement is modified so as to reduce the amount of consideration to be received by the shareholders under the Merger Agreement in its present form.

      4. Each Shareholder hereby covenants and agrees that until this Agreement is terminated in accordance with its terms, each Shareholder will not, and will not agree to, without the consent of BOKF, directly or indirectly, sell, transfer, assign, pledge, hypothecate, cause to be redeemed or otherwise dispose of any of the Shares or grant any proxy or interest in or with respect to any such Shares or deposit such shares into a voting trust or enter into another voting agreement or arrangement with respect to such Shares except as contemplated by this Agreement, unless the Shareholder causes the transferee of such Shares, or another holder of Common Stock in the amount of such Shares, to deliver to BOKF an amendment to this Agreement whereby such transferee becomes bound by the terms of this Agreement.

      5. This proxy shall be limited strictly to the power to vote the Shares in the manner set forth in Section 2 and shall not extend to any other matters.

      6. The Shareholders acknowledge that WBI and BOKF are relying on this Agreement in incurring expenses in reviewing business, in preparing a proxy statement, in proceeding with the filing of applications for regulatory approvals, and in undertaking other actions necessary for the consummation of the Merger and that THE PROXY GRANTED HEREBY IS COUPLED WITH AN INTEREST AND IS IRREVOCABLE TO THE FULL EXTENT PERMITTED BY APPLICABLE LAW, INCLUDING ARTICLE 2.29C OF THE TEXAS BUSINESS CORPORATION ACT. The Shareholders and WBI acknowledge that the performance of this Agreement is intended to benefit BOKF.

      7. The irrevocable proxy granted pursuant hereto shall continue in effect until the earlier to occur of (i) the termination of the Merger Agreement, as it may be amended or extended from time to time, or (ii) the consummation of the transactions contemplated by the Merger Agreement.

      8. The vote of the Proxy Holder shall control in any conflict between his vote of the Shares and a vote by the Shareholders of the Shares, and WBI agrees to recognize the vote of the Proxy Holder instead of the vote of the Shareholders in the event the Shareholders do not vote in favor of the approval of the Merger and the Merger Agreement as set forth in Section 1 hereof.

      9. This Agreement may not be modified, amended, altered or supplemented with respect to a particular Shareholder except upon the execution and delivery of a written agreement executed by WBI, BOKF and such Shareholder.

      10. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument. A telecopy or facsimile transmission of a signed counterpart of this Agreement shall be sufficient to bind the party or parties whose signature(s) appear thereon.

      11. This Agreement, together with the Merger Agreement and the agreements contemplated thereby, embody the entire agreement and understanding of the parties hereto in respect to the subject matter contained herein. This Agreement supersedes all prior agreements and understandings among the parties with respect to such subject matter contained herein.

      12. All notices, requests, demands and other communications required or permitted hereby shall be in writing and shall be deemed to have been duly given if delivered by hand or mail, certified or registered mail (return receipt requested) with postage prepaid to the addresses of the parties hereto set forth on below their signature on the signature pages hereof or to such other address as any party may have furnished to the others in wiring in accordance herewith.

      13. This Agreement and the relations among the parties hereto arising from this Agreement shall be governed by and construed in accordance with the laws of the State of Texas.

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date above written.

                                     WORTH BANCORPORATION, INC.

                               By:
                                     -----------------------------------------
                                     Robert Semple
                                     President and Chief Executive Officer

                                     BOK FINANCIAL CORPORATION

                               By:
                                     -----------------------------------------
                                     Steven E. Nell, Executive Vice President
                                     and Chief Financial Officer

                                     PROXY HOLDER:


                                     -----------------------------------
                                     Robert Semple

                                     SUBSTITUTE PROXY HOLDER:


                                     -------------------------------

SHAREHOLDER                                          NUMBER OF SHARES

                                  Exhibit 6.16

                                 STAY AGREEMENT

      This Stay Agreement (the "Stay Agreement") dated as of _________, 2007 (the "Effective Date") by and between Worth Bancorporation, Inc, a Texas corporation (the "WBI") and _____________________ (the "Key Employee").

                                   WITNESSETH

      WHEREAS, WBI has entered into a certain Merger Agreement, dated March 9, 2007 (the "Merger Agreement") whereby BOKF Merger Corporation Number Twelve, an Oklahoma corporation and wholly-owned subsidiary of BOK Financial Corporation ("BOKF"), shall merge into WBI (the "Merger"); and

      WHEREAS, WBI seeks to retain and motivate key personnel to effectively manage Worth National Bank, a national banking association (the "Bank") after the Merger.

      NOW THEREFORE, the parties hereto hereby agree to follows:

1. Stay Bonus. If Key Employee has continued in the employment of Bank from the Effective Date and until the earlier of i) 365 days after the Closing (as defined in the Merger Agreement) or ii) 30 days after Successful Systems Conversion Date (as defined herein) (the earlier of which is the "Bonus Date"), then Bank shall pay the Key Employee fifty percent (50%) of Key Employee's current annual salary less usual and customary payroll deductions not later than ten (10) business days following the Bonus Date.

2. Successful Systems Conversion Date. For purposes of this Stay Agreement, "Successful Systems Conversion Date" means the day upon which the Chief Information Officer of BOKF determines, in his reasonable discretion, that the information services and data processing systems have successfully been converted from the Bank's system prior to the Merger to those of BOKF (the "Conversion Date"). The Chief Information Officer of BOKF shall provide written notice to Robert W. Semple within two (2) business days of the Conversion Date.

3. Termination of Employment. Notwithstanding any other provision of this Agreement, the Bank may terminate the Employee at any time in accordance with the Bank's existing employment policies. In such event, the Bank shall be under no further obligation to make any payments or provide any benefits to the Employee except for: (i) base salary earned but unpaid at the time of such termination, (ii) any other accrued benefit, such as accrued vacation, (iii) group health coverage that is required to be continued by applicable law, and (iv) the Stay Pay Amount as provided above, provided such termination of employment is not for "cause," as that concept is defined or described in the Bank's existing employment and/or conduct policies.

4. Not an Employment Agreement. This Agreement shall not constitute a guarantee of continuing employment of the Key Employee.

5. Miscellaneous Provisions. The following miscellaneous provisions shall apply to this Agreement:

a) All notices or advices required or permitted to be given by or pursuant to this Agreement, shall be given in writing. All such notices and advices shall be (i) delivered personally, (ii) delivered by facsimile or delivered by U.S. Registered or Certified Mail, Return Receipt Requested mail, or (iii) delivered for overnight delivery by a nationally recognized overnight courier service. Such notices and advices shall be deemed to have been given (i) the first business day following the date of delivery if delivered personally or by facsimile, (ii) on the third business day following the date of mailing if mailed by U.S. Registered or Certified Mail, Return Receipt Requested, or (iii) on the date of receipt if delivered for overnight delivery by a nationally recognized overnight courier service. All such notices and advices and all other communications related to this Agreement shall be given as follows:

         If to WBI and Bank:
                                   Mr. Robert W. Semple 801 Cherry Street, Unit 27 Fort Worth, Texas 74102 (817) 923-9581
                                   (facsimile) bsemple@worthnb.com

         If to BOKF or Merger Corp:
                                   Steven E. Nell, Chief Financial Officer
                                   BOK Financial Corporation
                                   P.O. Box 2300 Tulsa, Oklahoma 74192 (918) 588-6853 (facsimile) snell@bokf.com

         With Copy to:             Frederic Dorwart
                                   Old City Hall
                                   124 East Fourth Street
                                   Tulsa, OK 74103
                                   (918) 583-9945 - Telephone
                                   (918) 583-8251 - Facsimile

         If to Key Employee:
                                   ------------------------------
                                   ------------------------------
                                   ------------------------------
                                   ------------------------------
                                   ------------------------------
      or to such other address as the party may have furnished to the other parties in accordance herewith, except that notice of change of addresses shall be effective only upon receipt.

b) This Agreement is made and executed in Tarrant County, Texas. This Agreement shall be subject to, and interpreted by and in accordance with, the laws (excluding conflict of law provisions) of the State of Texas.

c) This Agreement is the entire Agreement of the parties respecting the subject matter hereof. There are no other agreements, representations or warranties, whether oral or written, respecting the subject matter hereof. No course of prior dealings involving any of the parties hereto and no usage of trade shall be relevant or advisable to interpret, supplement, explain or vary any of the terms of this Agreement, except as expressly provided herein.

d) This Agreement, and all the provisions of this Agreement, shall be deemed drafted by all of the parties hereto. This Agreement shall not be interpreted strictly for or against any party, but solely in accordance with the fair meaning of the provisions hereof to effectuate the purposes and intent of this Agreement.

e) Each party hereto has entered into this Agreement based solely upon the agreements, representations and warranties expressly set forth herein and upon his own knowledge and investigation. Neither party has relied upon any representation or warranty of any other party hereto except any such representations or warranties as are expressly set forth herein.

f) In any action brought by a party hereto to enforce the obligations of any other party hereto, the prevailing party shall be entitled to collect from the opposing party to such action such party's reasonable litigation costs and attorneys fees and expenses (including court costs, reasonable fees of accountants and experts, and other expenses incidental to the litigation).

g) This Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors and assigns, including, but not limited to, Bank of Texas NA. This is not a third party beneficiary contract. No person or entity other than a party signing this Agreement shall have any rights under this Agreement.

h) This Agreement may be amended or modified only in a writing which specifically references this Agreement.

i) This Agreement may not be assigned (including performance by subcontract) by any party hereto.

j) A party to this Agreement may decide or fail to require full or timely performance of any obligation arising under this Agreement. The decision or failure of a party hereto to require full or timely performance of any obligation arising under this Agreement (whether on a single occasion or on multiple occasions) shall not be deemed a waiver of any such obligation. No such decisions or failures shall give rise to any claim of estoppel, laches, course of dealing, amendment of this Agreement by course of dealing, or other defense of any nature to any obligation arising hereunder.

k) The repudiation, breach, or failure to perform any obligation arising under this Agreement by a party after reasonable notice thereof shall be deemed a repudiation, breach, and failure to perform all of such party's obligations arising under this Agreement.

l) Time is of the essence with respect to each obligation arising under this Agreement. The failure to timely perform an obligation arising hereunder shall be deemed a failure to perform the obligation.

m) In the event any provision of this Agreement, or the application of such provision to any person or set of circumstances, shall be determined to be invalid, unlawful, or unenforceable to any extent for any reason, the remainder of this Agreement, and the application of such provision to persons or circumstances other than those as to which it is determined to be invalid, unlawful, or unenforceable, shall not be affected and shall continue to be enforceable to the fullest extent permitted by law.

s) Any cause of action for a breach or enforcement of, or a declaratory judgment respecting, this Agreement shall be commenced and maintained only in the United States District Court for the U.S. District Court of the Northern District of Texas, Forth Worth Division, or the applicable Texas state trial court sitting in Fort Worth, Texas and having subject matter jurisdiction.

Dated and effective as of the Effective Date.

                                   BOK Financial Corporation

                                   By:
                                       ----------------------------------------
                                       Steven E. Nell, Executive Vice President
                                       And Chief Financial Officer

                                 "Key Employee"

                                   ----------------------------------------

                                  Printed Name:
                                                ---------------------------

                                  Exhibit 11.2

                                ESCROW AGREEMENT

      This Escrow Agreement (this "Escrow Agreement") dated as of March _____, 2007 (the "Effective Date") by and between BOK Financial Corporation, an Oklahoma corporation ("BOKF"), Worth Bancorporation, Inc., a Texas corporation ("WBI"), the shareholders of WBI (the "WBI Shareholders") and Bank of Oklahoma, NA, a national banking association and wholly owned subsidiary of BOKF ("Escrow Agent").

                                   WITNESSETH:

      WHEREAS, BOKF, WBI, BOKF Merger Corporation Number Twelve, an Oklahoma corporation and wholly owned subsidiary of BOKF, and Worth National Bank, a national bank and wholly owned subsidiary of WBI have entered into a certain Merger Agreement dated March 8, 2007 (the "Merger Agreement"); and

      WHEREAS, BOKF and WBI seek to establish an escrow account as provided by the Merger Agreement.

      NOW, THEREFORE, in consideration of the mutual covenants contained herein, the adequacy of which is hereby expressly acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

      (a) BOKF and WBI hereby appoint the Escrow Agent as the escrow agent to hold the Escrowed Amount (as defined herein) in accordance with the terms, conditions and provisions of this Agreement. The Escrow Agent hereby accepts appointment as the Escrow Agent and agrees to accept all funds deposited in the escrow account (the "Escrow Account") and to distribute and release such funds, with any interest earned thereon, only in accordance with the terms, conditions and provisions of this Agreement.

      (b) On the Closing Date, BOKF shall deposit with the Escrow Agent, by wire transfer of immediately available funds to the escrow account established by the Escrow Agent pursuant to the instructions of BOKF and WBI, that property specifically described in Exhibit "A" attached hereto and made a part hereof (referred to below as the subject matter of the Escrow or the "Escrow Amount").

      (c) The Escrow Agent is hereby authorized and directed to deliver the subject matter of the escrow only (i) to the undersigned against their joint receipt, or (ii) to any of the undersigned upon written direction of each other of the undersigned, or (iii) in accordance with the written instructions of all of the undersigned.

      (d) Where directions or instructions from more than one of the undersigned are required, such directions or instructions may be given by separate instruments of similar tenor.

Any of the undersigned may act hereunder through an agent or attorney-in-fact, provided satisfactory written evidence of authority is first furnished to the Escrow Agent.

      (e) Section 11 of the Merger Agreement is incorporated herein by this reference ("Section 11"). The Escrow Agent is not a party to, and is not bound by, or charged with notice of, any other portions of such Merger Agreement or any other agreement out of which this escrow may arise other than the terms, conditions and provisions relating to the Escrowed Funds contained in the Merger Agreement.

      (f) The Escrow Agent acts hereunder as a depository only, and is not responsible or liable in any manner whatever for the sufficiency, correctness, genuineness or validity of the subject matter of the escrow, or any part thereof, or for the identity or authority of any person executing or depositing it.

      (g) In the event the Escrow Agent becomes involved in litigation in connection with the escrow, the undersigned jointly and severally agree to indemnify and save the Escrow Agent harmless from all loss, cost damage, expenses and attorney's fees suffered or incurred by the Escrow Agent as a result thereof; provided however that the WBI's indemnity obligation and liability to the Escrow Agent shall be limited to the Escrow Amount. In addition, Escrow Agent is hereby authorized to deposit with the clerk of the court in which the litigation is pending, any and all securities, funds or other property held by it pursuant hereto, less its fees, expenses and advances, and thereupon shall stand fully relieved and discharged of any further duties. Also, in the event the Escrow Agent is threatened with litigation by reason of this Agreement, it is hereby authorized to file an interpleader action in any court of competent jurisdiction and to deposit with the clerk of such court, any funds, securities, or other property held by it, less its fees, expenses and advances and thereupon shall stand fully relieved and discharged of any further duties. The obligations of the undersigned under this paragraph shall be performable at the Office of the Escrow Agent in Tulsa, Oklahoma.

      (f) The Escrow Agent shall be protected in acting upon any written notice, request, waiver, consent, certificate, receipt, authorization, power of attorney or other paper or document which the Escrow Agent in good faith believes to be genuine and what it purports to be.

      (g) The Escrow Agent shall not be liable for anything which it may do or refrain from doing in connection herewith, except its own gross negligence or willful misconduct.

      (h) The Escrow Agent may advise with legal counsel in the event of any dispute or question as to the construction of any of the provisions hereof or its duties hereunder, and it shall incur no liability and shall be fully protected in acting in accordance with the opinion and instructions of such counsel.

      (i) In the event any disagreement between any of the parties to this agreement, or between them or either or any of them and any other person, resulting in adverse claims or demands being made in connection with the subject matter of the escrow, or in the event that the Escrow Agent, in good faith, be in doubt as to what action it should take hereunder, the Escrow Agent may, at its option, refuse to comply with any claims or demands on it, or refuse to take any other action hereunder, so long as such disagreement continue or such doubt exist, and in any such event, the Escrow Agent shall not be or become liable in any way or to any person for its failure or refusal to act, and the Escrow Agent shall be entitled to continue so to refrain from acting until (a) the rights of all parties shall have been fully and finally adjudicated by a court of competent jurisdiction, or (b) all differences shall have been adjusted and all doubt resolved by agreement among all of the interested persons, and the Escrow Agent shall have been notified thereof in writing signed by all such persons. The rights of the Escrow Agent under this paragraph are cumulative of all other rights which it may have by law or otherwise.

      (j) The Escrow Agent may, in its sole discretion, resign and terminate its position hereunder at any time following 60 days written notice to the parties subject to the Escrow Agreement herein. Any such resignation shall terminate all obligations and duties of the Escrow Agent hereunder. On the effective date of such resignation, the Escrow Agent shall deliver this Escrow Agreement together with any and all related instruments or documents to any successor Escrow Agent agreeable to the parties, subject to this Escrow Agreement herein.

      (k) During the entire term of this Agreement, unless otherwise directed by the parties hereto, all funds held by the Escrow Agent shall be invested as provided in Section 11. All interest derived from investing funds held in escrow shall accrue to the Escrow Account and/or be distributed as set forth in Section 11.

      (l) This Agreement may be executed in one or more counterparts, any one of which may be considered an original.

      (m) Fees for the normal services of the Escrow Agent shall be paid by BOKF upon delivery of the Escrow Amount to the Escrow Agent.

      (n) All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by courier service, by cable, by telecopy, by telegram, by telex or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this section).

                  to Agent:
                                            Mr. Robert W. Semple
                                            Chairman of the Board
                                            Worth Bancorporation, Inc.
                                            801 Cherry  Street,  Unit 27
                                            Fort Worth, Texas 74102
                                            817-923-9581-  Facsimile
                                            Bsemple1@ Yahoo.com

                  to  BOK Financial Corporation:

                                            BOK Financial Corporation

                                            Attn: Jeffery Pickryl
                                            5956 Sherry Lane - #100
                                            Dallas, TX 75225
                                            (214) 346-3923 -Tel
                                            (214) 346-3925 - Fax
                                            jpickryl@mail.bok.com

                  copy to:                  Frederic Dorwart
                                            Old City Hall
                                            124 East Fourth Street
                                            Tulsa, OK 74103-5010
                                            Telephone No.: (918) 583-9945
                                            Telecopy No.: (918) 583-8251
                                            FDorwart@FDLaw.com

                  to  Escrow Agent:

                             Bank of Oklahoma, N.A.
                              Attn: Cyndi Wilkinson
                           P.O.  Box  2300  Tulsa  OK  74192  Telephone:   (918)
                           588-6043 Facsimile: (918) 588-6083

Dated and effective the date first set forth above.

                               Ex-Shareholders of Worth Bancorporation, Inc.

                               By:
                                  --------------------------------------------
                                  Robert W. Semple, Agent

                                Taxpayer I.D. No.

                               BOK Financial Corporation

                               By:
                                  --------------------------------------------
                                    Steven E. Nell, Executive Vice President
                                    And Chief Executive Officer

Bank of Oklahoma, N.A., as Escrow Agent, hereby acknowledges receipt of the subject matter of the escrow as described in the foregoing escrow agreement and hereby accepts same and agrees to perform its duties subject to the terms and conditions described therein.

                                      Bank of Oklahoma, N.A.
                                      as  Escrow Agent


                                      ---------------------------------------
                                      By:   Cynthia Wilkinson
                                            Vice President & Trust Officer

                                ESCROW AGREEMENT

                                    EXHIBIT A

Description of escrow subject matter:

Two Million Six Hundred Thousand Dollars ($2,600,000)

                                ESCROW AGREEMENT

                                    EXHIBIT B

[Names, addresses, and taxpayer identification numbers of Shareholders]: